Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
January 23, 2011

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

15 Schoen Place
Pittsford, New York 14534
(Address of principal executive offices)

 (585) 267-4850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation.

On January 23, 2011, NaturalNano, Inc. (“NNAN”), together with its subsidiary, NaturalNano Research, Inc. (collectively, the “Company”) borrowed $15,000 from Platinum Long Term Growth IV, LLC and $35,000 from Longview Special Finance Inc. Interest accrues at the rate of 8% per annum and the outstanding balance and accrued interest are due on June 30, 2011. Each loan was made pursuant an 8% Senior Secured Promissory Note (the “Notes”), a copy of each of which is filed herewith. The Notes are secured by, among other things, (i) the continuing security interest in certain assets of the Company pursuant to the terms of March 7, 2007 Loan and Security Agreement between Platinum, Longview Special Financing, Inc. and Platinum Advisors LLC (as agent), (ii) the Pledge Agreement, as defined in the March 7, 2007 Notes, and (iii) the Patent Security Agreement dated as of March 6, 2007 (collectively, the “Security Agreements”). The Notes are secured on a parity basis with all other obligations secured pursuant to the Security Agreements, including without limitation, senior secured promissory notes issued to Platinum on or about March 7, 2007, August 4, 2008, September 29, 2008, October 31, 2008 and July 21, 2010.

The proceeds of the Notes are for general working capital and cannot to be used to redeem or make any payment on account of any outstanding securities. The Loan Agreement contains customary terms and conditions, including provisions for events of default, remedies in circumstances of default, required notices, governing law and jurisdiction of governance. If an event of default occurs (as defined in the Note), the annual interest rate increases to the lesser of 16% or the maximum applicable legal rate per annum until such event has been cured.

The Notes contain provisions for a mandatory prepayment upon the Company’s receipt of any funds from any source including the receipt of any payment from the State of New York or any other sources.  The outstanding principal on each Note is payable in full at the earlier of the maturity date (June 30, 2011) or earlier as defined by the mandatory prepayment provision, as described above.

For all the terms and conditions of the Notes, reference is hereby made to such documents annexed hereto as Exhibits 4.23 and 4.24. All statements made herein concerning the foregoing document are qualified by reference to said Exhibits.

Item 9.01Exhibits.

Exhibit Number	Description

4.23	8% Senior Secured Promissory Note Due January 23, 2011, made in favor of Platinum Long Term Growth IV, LLC in the amount of $15,000, a copy of which is filed herewith.
4.24	8% Senior Secured Promissory Note Due January 23, 2011, made in favor of Longview Special Finance Inc in the amount of $35,000, a copy of which is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaturalNano, Inc.

Date: February 17, 2011	By:	/s/ James Wemett
Name: James Wemett
Title: Chief Executive Officer